UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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I-many, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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I-MANY, INC.

399 Thornall Street

Edison, New Jersey 08837

April 15, 2008

To our Stockholders:

We cordially invite you to attend our 2008 annual meeting of stockholders, to be held on Friday, May 30, 2008 at our headquarters, 399 Thornall Street, 12th Floor, Edison, NJ 08837. The meeting will begin promptly at 10:00 a.m., local time. We hope that you can attend.

The items of business are listed in the following notice of annual meeting and are more fully addressed in the attached proxy statement.

Please date, sign and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the annual meeting even if you cannot attend. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

On behalf of your board of directors, thank you for your continued support and interest in I-many, Inc.

Sincerely,

John A. Rade
Chairman, President and Chief Executive Officer

I-MANY, INC.

399 Thornall Street

Edison, New Jersey 08837

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

May 30, 2008

NOTICE IS HEREBY GIVEN that our 2008 annual meeting of stockholders will be held on May 30, 2008, at 10:00 a.m., local time, at our headquarters, 399 Thornall Street, 12th Floor, Edison, NJ 08837, for the following purposes:

1.	To elect seven directors to hold office until the 2009 annual meeting of stockholders;

2.	To approve the Company’s 2008 Stock Incentive Plan;

3.	To ratify the selection by the audit committee of our board of directors of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

Only the holders of record of our common stock at the close of business on April 2, 2008 are entitled to notice of and to vote at the annual meeting and any adjournment thereof. A list of stockholders as of the close of business on April 2, 2008 will be available, during ordinary business hours, for ten days prior to the meeting date for examination by any stockholder, his or her agent, or his or her attorney.

Your attention is directed to the proxy statement provided with this notice.

By Order of the Board of Directors,

John A. Rade
Chairman, President and Chief Executive Officer

April 15, 2008

Edison, New Jersey

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

I-MANY, INC.

399 Thornall Street

Edison, New Jersey 08837

PROXY STATEMENT FOR 2008 ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD MAY 30, 2008

The 2008 annual meeting of stockholders of I-many, Inc. (often referred to as “we” or “us” in this proxy statement) will be held on Friday, May 30, 2008, at our headquarters, 399 Thornall Street, 12th Floor, Edison, NJ 08837, beginning promptly at 10:00 a.m., local time. The enclosed form of proxy is solicited by our board of directors. This proxy statement and the accompanying proxy will first be mailed to holders of our common stock on or about April 15, 2008.

ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card because you own shares of our common stock. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint John A. Rade and Robert G. Schwartz, Jr., as your representatives at the meeting. Messrs. Rade and Schwartz will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, please complete, sign and return your proxy card in advance of the meeting to ensure that your vote is received.

If an issue comes up for vote at the meeting that is not on the proxy card, Messrs. Rade and Schwartz will vote your shares in accordance with their best judgment.

What am I voting on?

You are being asked to vote on (1) the election of seven directors; (2) the adoption of our 2008 Stock Incentive Plan; and (3) the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Who is entitled to vote?

Only stockholders of record as of the close of business on April 2, 2008, which we refer to as the record date, are entitled to vote. Each share of common stock is entitled to one vote. No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How do I vote?

You may vote by signing your proxy card and mailing it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted FOR the named nominees for directors, FOR approval of the 2008 Stock Incentive Plan, and FOR ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm.

You may vote in person at the meeting. Written ballots will be given to stockholders of record who want to vote at the meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker in order to vote at the meeting.

If you hold your shares in street name, the bank or brokerage firm that is the record owner of your shares may offer you alternative ways to vote, including over the Internet or via a telephone.

How many votes do you need to hold the meeting?

Shares are counted as present at the meeting if the holder of those shares either is present and votes in person at the meeting or has properly submitted a proxy card.

As of April 2, 2008, 52,467,006 shares of our common stock were issued and outstanding. A majority of our outstanding shares as of the record date, equal to 26,233,504 shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What does it mean if I receive more than one proxy card?

It means you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	sending written notice to our Corporate Secretary, Robert G. Schwartz, Jr., at I-many, Inc., 399 Thornall Street, 12 th Floor, Edison, NJ 08837, stating that you want to revoke your proxy;

•	signing another proxy with a later date and delivering it to our Corporate Secretary at the address above or at the meeting; or

•	voting in person at the meeting.

Will my shares be voted if I do not sign and return my proxy card?

If you are the record holder of your shares and you do not vote them in person or by proxy, your shares will not be voted. If your shares are held in street name, the bank or brokerage firm that is the record owner of your shares may vote your shares under certain circumstances. These circumstances include certain routine matters, such as the election of directors and the ratification of the selection of auditors. Therefore, if you do not vote your proxy in accordance with the instructions provided to you by the bank or brokerage firm, it may either vote your shares on routine matters or leave your shares unvoted.

A bank or brokerage firm cannot vote customers’ shares on non-routine matters. If your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

How many votes must the nominees for election as directors receive to be elected?

The seven nominees receiving the highest number of affirmative votes, which is known as a plurality, will each be elected as a director. If a nominee is unable to stand for election, our board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than seven nominees.

How many votes must the approval of the 2008 Stock Incentive Plan and the ratification of the selection of the independent registered public accounting firm receive to pass?

The approval of the 2008 Stock Incentive Plan and the ratification of the selection of the independent registered public accounting firm require the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and voting on the matter.

How will votes be counted?

Election of Directors.    You may vote “FOR” or you may “WITHHOLD AUTHORITY” to vote for each nominee. A properly executed proxy marked “WITHHOLD AUTHORITY” will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each of the nominees for director. You may withhold authority to vote for a particular nominee by marking the “FOR” box and striking a line through the name of the nominee. Your shares will be voted for the remaining nominees. Abstentions and broker non-votes will not be counted as affirmative votes but will be counted for purposes of establishing a quorum.

Approval of the 2008 Stock Incentive Plan and Ratification of the Selection of Independent Registered Public Accounting Firm.    You may vote “FOR” or “AGAINST” approval of the 2008 Stock Incentive Plan and ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm, or you may “ABSTAIN” from voting on either issue. Abstentions are counted for purposes of establishing a quorum. Because approval of the 2008 Stock Incentive Plan and ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm each require a vote “FOR” such proposal by a majority of shares voting, abstentions and broker non-votes will have no effect on the outcome of voting on such matter. If you sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” the approval of the 2008 Stock Incentive Plan and the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is my vote confidential?

Yes. Only the inspector of elections, our board of directors and certain employees will have access to your proxy card. They will tabulate and certify the vote. All comments will remain confidential, unless you ask that your name be disclosed.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting and will publish the final results in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2008. That report is filed with the Securities and Exchange Commission, or the SEC, and you can obtain a copy by contacting our Corporate Secretary, attention Robert G. Schwartz, Jr., at (207) 774-3244, the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the SEC’s EDGAR system at www.sec.gov.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

The nominating and corporate governance committee of our board of directors has recommended for nomination, and our board of directors has nominated, Reynolds C. Bish, James H. Dennedy, Steven L. Fingerhood, Murray B. Low, Mark R. Mitchell, Karl E. Newkirk and John A. Rade to stand for re-election as directors at the annual meeting. Each director elected at the annual meeting will serve a one-year term until his or her successor is elected and qualified at the 2009 annual meeting of stockholders. Our board of directors has determined that each director and nominee, except Mr. Rade, is “independent” as defined by Item 407(a)(1) of the SEC’s Regulation S-K and NASDAQ’s Stock Market Rule 4200(a)(15).

Except as otherwise provided herein, the proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this proxy statement. Our board of directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the annual meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by our board of directors to elect substitute nominees recommended by our board of directors. In no event can a proxy be voted to elect more than seven directors.

The following list sets forth the names of the nominees and also contains, as to each nominee, certain biographical information, a brief description of principal occupation and business experience, and certain other information.

REYNOLDS C. BISH, age 55, has served as a director since February 2006. Mr. Bish is Chief Executive Officer of Kofax, plc, an international provider of electronic document capture solutions, which trades on the London Stock Exchange. From August 2006 until November 2007, he was a self-employed consultant. He served from December 2005 until August 2006 as the President and General Manager of EMC Captiva, a business unit in the Enterprise Software Group of EMC Corp., and a Vice President in the Enterprise Software Group. From 1989 until 2005, Mr. Bish served as Chief Executive Officer and a Director of Captiva Software Corporation, an enterprise software corporation quoted on NASDAQ until its acquisition by EMC Corp. in December 2005. Mr. Bish has served in various capacities in public and venture-backed technology companies, including service as a chief executive officer and a chief financial officer, and worked for three years as a Certified Public Accountant at Price Waterhouse. He is a member of the board of directors and audit committee of Iomega Corporation, an NYSE-listed company. Mr. Bish holds a B.S. in Business Administration from Pennsylvania State University.

JAMES H. DENNEDY, age 42, has served as a director since March 2008. Mr. Dennedy is a managing partner of Hamilton-Madison, LLC, a privately-held management and corporate development company. He served as President and Chief Executive Officer of Engyro Corporation from November 2004 until it was acquired by Microsoft Corporation in June 2007. From September 2003 until November 2004, he was a founder and managing partner of Mitchell-Wright, LLC, a capital management and corporate development company. Prior to Mitchell-Wright, he served as President of Strategic Software Holdings, LLC, a technology investment company, from August 2002 until September 2003. Mr. Dennedy has also held leadership positions in technology services and systems integration companies, as well as serving for over a decade as an officer in the United States Air Force. He currently serves on the board of directors and audit committee of NaviSite, Inc., a publicly-traded provider of managed applications and managed infrastructure for the mid-market. Mr. Dennedy earned a B.S. in Economics from the United States Air Force Academy, an M.A. in Economics from the University of Colorado, and an M.B.A. from Ohio State University.

STEVEN L. FINGERHOOD, age 49, has served as a director since July 2005. Mr. Fingerhood is a co-founder and manager of ZF Partners, LP, a private investment partnership that invests in technology and technology-enabled service companies, including I-many. Before co-founding ZF Partners in 2003, he founded Zero Gravity Technologies Corp. in 2000, which developed document security solutions, and served as its Chairman and CEO until its sale to InterTrust Technologies Corporation in 2001, where he served as Senior Vice President until 2003. Prior to that, he founded and led Direct Language Communications, Inc., a leading provider of localization services to the technology industry. He currently serves on the board of directors of Harris Interactive Inc., a publicly-traded provider of Internet-based custom market research. Mr. Fingerhood holds an A.B. in Economics from Harvard College and a J.D. from Harvard Law School.

MURRAY B. LOW, age 55, has served as a director since October 2000. Dr. Low has been a professor at Columbia Business School since 1990. He founded the Entrepreneurship Program at Columbia Business school and has been its Director since 1997. Since January 1996, he has been president of Low & Associates, a consulting firm. He serves on the boards of Trupanion, the American Pet Insurance Company and Tripology. Professor Low received a Ph.D. in Entrepreneurial Management from the University of Pennsylvania.

MARK R. MITCHELL, age 46, has served as a director since July 2005. Mr. Mitchell is a Partner of Ramius LLC, a private investment management firm, a position he has held since February 2007 after serving as Executive Managing Director since July 2006 and as a Managing Director since 1999. He is also a member of the board of directors of CPI Corporation, an NYSE-listed company. Mr. Mitchell has over 24 years of investment management experience and currently heads Ramius’s merger arbitrage business and co-heads Ramius’ opportunistic value investing business. Mr. Mitchell holds a B.S. in Economics from the University of Pennsylvania, Wharton School of Business, and an M.B.A. from New York University, Stern School of Business.

KARL E. NEWKIRK, age 67, has served as a director since February 2002. Mr. Newkirk was a partner at Accenture LLP, formerly Andersen Consulting, a global management consulting, technology services and outsourcing company, from 1972 through December 2001. He is currently a member of the board of directors and compensation committee of Ariba Inc., a publicly-traded company. Mr. Newkirk graduated from Case Institute of Technology with a degree in Industrial Engineering and subsequently received his M.B.A. from Case Western Reserve University.

JOHN A. RADE, age 73, has served as a director since July 2005, as Chairman of the Board since August 8, 2005, and as our President and Chief Executive Officer since August 15, 2006. Mr. Rade was the President and CEO of AXS-One, Inc., formerly Computron Software, Inc., a publicly-traded software company, from 1997 until his retirement in 2004. Before joining Computron, he managed the pharmaceutical industry practice for American Management Systems, Inc., a management consulting and information technology company. He was a founder of S-Cubed, Inc., a developer and marketer of advanced software development tools. Mr. Rade’s career in software and information technology includes international management postings, spans several decades and includes leadership roles in other software development companies, management consulting and industrial automation firms such as Computer Sciences Corporation, Cap Gemini Sogeti and Information Sciences, Inc. Mr. Rade holds a BS in Physics from John Carroll University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

During 2007, our board of directors held ten meetings and acted twice by unanimous written consent. Each of the nominees attended at least 75% of the total number of board meetings and meetings of the committee(s) on which he served in 2007. Mr. Dennedy joined our board of directors in 2008.

Committees of the Board of Directors

Audit Committee.    We have a standing audit committee, which currently consists of Messrs. Bish, Dennedy and Low. The principal functions of the audit committee are to appoint, evaluate, retain and, when necessary, terminate the engagement of our independent registered public accounting firm, to review and approve any major accounting policy changes affecting our operating results, to review the arrangements for and scope of the independent audit and the results of the audit, to pre-approve audit services and non-audit activities performed by the independent registered public accounting firm, to ensure that the registered public accounting firm is in fact independent, to establish and monitor policies to prohibit unethical, questionable or illegal activities of our employees, and to exercise all other responsibilities required of it by the Sarbanes-Oxley Act of 2002 and its enabling rules. The audit committee held five meetings and acted once by unanimous written consent during 2007. The audit committee operates under a written charter. In January 2008, our board of directors reviewed the audit committee charter and determined that it was adequate to protect the interest of shareholders, while making one clarifying revision. Our audit committee charter is available on our website at www.imany.com. A copy of the audit committee charter is attached as an appendix to this proxy statement.

Our board of directors has determined that each member of the audit committee is “independent,” as that term is used in the applicable rules of the NASDAQ Global Market and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and that at least one member meets the financial sophistication standard set forth under the rules of the NASDAQ Global Market. The board of directors has determined that Mr. Bish and Mr. Dennedy both qualify as “audit committee financial experts,” as that term is defined in Item 407(d)(5) of the SEC’s Regulation S-K under the Exchange Act, due to their service as chief executive officers of publicly-traded companies. The board of directors has also determined that all of its members are financially sophisticated and have an understanding of generally accepted accounting principles and financial statements.

Compensation Committee.    Our board of directors has established a standing compensation committee consisting of Messrs. Fingerhood, Mitchell and Newkirk. It operates under a written charter, which is available on our website at www.imany.com. Our board of directors has determined that each member of the compensation committee is “independent,” as that term is used in the applicable rules of the NASDAQ Global Market. The compensation committee is responsible for:

•	setting and approving the compensation of our Chief Executive Officer;

•	approving the compensation of other officers and key employees; and

•	administering the issuance of stock options and other equity-based awards under our stock incentive plans to our directors, officers and other employees.

In 2007, the compensation committee held eight meetings and acted eight times by unanimous written consent. The compensation committee does not delegate its authority to others, except the authority granted to the committee for limited stock option grants, described below. The compensation committee seeks recommendations from the Chief Executive Officer regarding compensation for executive officers other than the Chief Executive Officer.

Committee for Limited Stock Option Grants.    Our board of directors has established a committee for limited stock option grants, consisting of John A. Rade, our President and Chief Executive Officer, and Kevin M. Harris, our Chief Financial Officer. This committee is authorized to grant stock options and restricted stock under our stock option plans to employees who are not executive officers. The committee may not grant options or restricted stock awards for more than 30,000 shares of common stock to any single employee in any 12-month period. The committee for limited stock option grants held two meetings and acted 17 times by unanimous written consent in 2007.

Nominating and Corporate Governance Committee.    We have established a standing nominating and corporate governance committee, consisting of Messrs. Low and Fingerhood. It operates under a written charter, which is available on our website at www.imany.com. Its functions include considering and nominating individuals for election to our board of directors, recommending committee assignments to the board of directors, and overseeing our corporate governance initiatives and compliance. The members of the nominating and corporate governance committee are independent directors, as defined by its charter and the rules of the NASDAQ Global Market. This committee held one meeting in 2007.

As of the date of this proxy statement, the nominating and corporate governance committee did not have a formal policy with regard to the consideration of director candidates recommended by stockholders. Our board of directors does not feel a formal policy is necessary, since the nominating and corporate governance committee will consider director nominees recommended by its stockholders on the same basis as nominees recommended by committee members. The nominating and corporate governance committee has not established any minimum qualifications for director nominees. The names and qualifications of such nominees should be addressed to:

Nominating and Corporate Governance Committee

c/o General Counsel

I-many, Inc.

399 Thornall Street, 12th Floor

Edison, NJ 08837

(207) 774-3244

This process has not changed since we described it in the proxy statement for our 2007 annual meeting. No stockholder has submitted names of director nominees for consideration at the annual meeting.

Financing Committee.    In November 2007, we established a Financing Committee, consisting of Messrs. Bish, Fingerhood, Low and Newkirk, for the sole purpose of reviewing, negotiating and approving the terms of our $17 million convertible note financing, which closed December 31, 2007. The Financing Committee met three times in 2007 and is no longer active.

Communications with the Board of Directors

Our board of directors does not have a formal process with regard to stockholder communications to our board of directors, since the board receives so few stockholder communications. Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or they consider appropriate.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to:

Board of Directors

c/o General Counsel

I-many, Inc.

399 Thornall Street, 12th Floor

Edison, NJ 08837

(207) 774-3244

We do not have a policy regarding director attendance at our annual meetings of stockholders. At our 2007 annual meeting of stockholders, five members of our board were in attendance.

Executive Officers

The following list sets forth the names and certain biographical information regarding our executive officers.

JOHN A. RADE, age 73, has served as a director since July 2005, Chairman of the Board of Directors since August 2005 and as President and Chief Executive Officer since August 15, 2006. Mr. Rade’s biographical background is described above under “Director Nominees.”

DAVID L. BLUMBERG, age 46, has served as our Executive Vice President of Fulfillment Services since May 2006. From July 2005 through April 2006, Mr. Blumberg served as President of David Blumberg and Associates, a consulting firm in the life sciences industries. From August 1990 through June 2005, Mr. Blumberg worked at Accenture, LLP in a number of roles, including managing partner, global account partner and industry lead partner in the Pharmaceutical and Medical Products practice. Mr. Blumberg holds an M.B.A. from the Wharton School and a B.S. in Mechanical Engineering from Ohio State University.

KEVIN M. HARRIS, age 45, has served as our Chief Financial Officer since June 2003. From January 2001 to April 2003, Mr. Harris served as division controller for the middleware division of Hewlett Packard, a global technology company. From March 2000 to January 2001, Mr. Harris served as the corporate controller for Bluestone Software. From October 1998 to December 1999, Mr. Harris worked for Marketing Specialists, a food sales and marketing organization, as executive vice president of their mid-Atlantic division. Mr. Harris holds B.S. and M.B.A. degrees from Drexel University.

LAWRENCE LINDSEY, age 41, has served as I-many’s Executive Vice President of Product Operations since he joined the Company in April 2007. From September 2006 to April 2007, Mr. Lindsey served as vice president of engineering at Symantec Corporation for online platform and partner services. From September 2004 to September 2006 Mr. Lindsey was vice president of engineering for Nsite Software (now a unit of NASDAQ-traded Business Objects S.A.), with responsibility for all product strategy, development, and production operations. From September 1997 to August 2004 he held various senior management positions at Oracle Corporation, including senior director of development for the Healthcare Industry Group. Mr. Lindsey holds a B.S. in Computer Science from the University of Southern California.

ROBERT G. SCHWARTZ, JR., age 42, has served as our Vice President, General Counsel and Secretary since September 2001. Before joining I-many, Mr. Schwartz served as vice president, general counsel, secretary and a director of a venture-backed developer of strategic sourcing software; assistant general counsel of a publicly-held software integration services provider; general counsel and secretary of a publicly-held developer of customer relationship management software; and associate in a national law firm. Mr. Schwartz holds a B.A. from Amherst College and a J.D. from Harvard Law School.

A. TODD SHYTLE, age 47, has been with I-many since 1999 and has served in sales management roles since January 2004, including most recently as Senior Vice President of Sales. Prior to joining I-many, Mr. Shytle was responsible for sales and market development in the life sciences industry for Manugistics, Inc., a provider of software and services for supply chain management. He has also served in various sales roles at Johnson & Johnson, United States Surgical Corporation, and Eastman Kodak. Mr. Shytle holds an M.B.A. from the School of Business at Queens College in Charlotte, North Carolina.

MICHAEL T. ZUCKERMAN, age 51, has served as our Senior Vice President of Marketing since February 2007. From October 2003 through December 2006, Mr. Zuckerman served in various management roles at Immersion Corporation, a digital technology company, including most recently as Senior Vice President & General Manager of Immersion Corporation’s 3D Business Unit. From June 2000 through September 2003, Mr. Zuckerman served in various sales and marketing roles at Verity, Inc., including most recently as Verity’s Vice President of Sales for America’s West. Prior to joining Verity, Inc. Mr. Zuckerman served as Vice President of Sales and Marketing at Sensar, Inc., a provider of network security products. Mr. Zuckerman holds a B.S. in Electrical Engineering from the University of Maryland.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning beneficial ownership of our outstanding common stock as of April 2, 2008 by each shareholder that we know is the beneficial owner of more than 5% of our common stock; each of our directors and nominees for director; our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers during the past year; and all directors and executive officers as a group.

Information with respect to “beneficial ownership” shown in the table below is based on information supplied by the respective beneficial owners. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned by a particular beneficial owner, the shares of common stock deemed outstanding include 52,467,006 shares outstanding as of April 2, 2008 plus all common stock issuable on exercise of vested stock options (whether or not in-the-money) within 60 days of that date held by the particular beneficial owner, which we refer to as presently exercisable options, common stock issuable on exercise of warrants (whether or not in-the-money), and common stock issuable upon conversion of convertible debt. Presently exercisable options, warrants and convertible debt are deemed to be outstanding and to be beneficially owned by the person holding such options and warrants for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of each beneficial owner is c/o I-many, Inc., 399 Thornall Street, 12th Floor, Edison, NJ 08837.

Name And Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Five Percent Owners:
Ramius LLC (1) 599 Lexington Avenue, 20th Floor New York, NY 10022	8,921,021	16.5%
Diker Management, L.L.C. (2) 745 Fifth Ave., Suite 1409 New York, NY 10151	6,128,199	11.7%
ZF Partners, LP (3) One Ferry Building, Suite 255 San Francisco, CA 94111	5,149,546	9.8%
Neil Gagnon (4) 1370 Avenue of the Americas Suite 2400 New York, NY 10019	3,960,932	7.5%
Ironwood Investment Management, LLC (5) 21 Custom House Street, Suite 240 Boston, MA 02110	2,683,073	5.1%
Non-Employee Directors:
Reynolds C. Bish (6)	97,811	*
James H. Dennedy	—	—
Steven L. Fingerhood (7)	5,241,453	9.9%
Murray B. Low (8)	256,204	*
Mark R. Mitchell (9)	153,050	*
Karl E. Newkirk (10)	244,288	*
Named Executive Officers:
John A. Rade (11)	722,659	1.5%
David L. Blumberg (12)	230,033	*
Kevin M. Harris (13)	347,531	*
A. Todd Shytle (14)	326,430	*
Michael T. Zuckerman (15)	128,125	*
All executive officers and directors as a group (13 people) (16)	8,126,540	14.7%

*	Indicates less than one percent of the outstanding common stock.

1.	Ramius LLC (“Ramius”) is (a) the investment manager of each of RCG Ambrose Master Fund, Ltd. (“Ambrose”), RCG Halifax Fund, Ltd. (“Halifax”), RCG Enterprise, Ltd (“Enterprise”), and Portside Growth and Opportunity Fund (“Portside”), and (b) the sole member of RCG Starboard Advisors, LLC, which is the investment manager of Starboard Value and Opportunity Master Fund, Ltd. (“Starboard I”) and the managing member of each of Starboard Value and Opportunity Fund, LLC (“Starboard II”) and Parche, LLC (“Parche”). As a result, Ramius may be deemed the beneficial owner of (i) 2,841,324 shares of common stock owned by Ambrose, (ii) 478,101 shares of common stock owned by Halifax, (iii) 817,696 shares of common stock owned by Enterprise, (iv) 768,879 shares of common stock owned by Portside (assuming the conversion of senior convertible notes held by Portside), (v) 1,688,920 shares of common stock owned by Starboard I (including 645,858 shares issuable upon the conversion of senior convertible notes held by Starboard I), (vi) 1,683,698 shares of common stock owned by Starboard II, and (vii) 642,403 shares of common stock owned by Parche (including 123,021 shares issuable upon the conversion of senior convertible notes held by Parche). Ramius disclaims beneficial ownership of the shares of common stock held by the above-referenced entities. C4S & Co., L.L.C. (“C4S”) is the sole managing member of Ramius and consequently may be considered the beneficial owner of any shares deemed to be beneficially owned by Ramius. C4S disclaims beneficial ownership of these shares. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and consequently may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares. Excludes shares owned directly by Mark R. Mitchell (see Note 9).
2.	Reported by the investor on Schedule 13G/A filed with the SEC on February 12, 2008. Consists of shares for which the investor claims shared voting and dispositive power as the investment manager of Diker GP, LLC, a Delaware limited liability company (“Diker GP”), as the general partner to the Delaware limited partnership the Diker Value Tech Fund, LP (“VT”), Diker Value Tech QP Fund, LP (“VTQP”), Diker Micro-Value Fund, LP (“MV”), the Diker Micro-Value QP Fund, LP (“MVQP”), Diker Micro & Small Cap Fund LP (“MS”) and Diker M&S Cap Master Ltd (“MSCM”) with respect to the Stock directly owned by VT, VTQP, MV, MVQP, MS and MSCM, and the investment adviser of separately managed accounts.
3.	Reported by the investor on Form 4 filed with the SEC on January 4, 2008. Voting and dispositive power of all shares is shared with ZF Ventures, L.L.C. and SLF Partners, LLC. Includes warrants to purchase 269,776 shares of common stock, after exclusion of unexercisable warrants.
4.	Reported by the investor on Schedule 13G/A filed with the SEC on February 13, 2008. Includes (i) 565,212 shares beneficially owned by Mr. Gagnon over which he has sole voting power and sole dispositive power; (ii) 50,400 shares beneficially owned by Mr. Gagnon over which he has sole voting power and shared dispositive power; (iii) 379,295 shares beneficially owned by Lois Gagnon, Mr. Gagnon’s wife, over which he has shared voting power and shared dispositive power; (iv) 18,150 shares beneficially owed by Mr. Gagnon and Mrs. Gagnon as Joint Tenants with Rights of Survivorship, over which he has shared voting power and shared dispositive power; (v) 80,244 shares held by the Lois E. and Neil E. Gagnon Foundation (the “Foundation”), of which Mr. Gagnon is a trustee and over which he has shared voting power and shared dispositive power; (vi) 113,307 shares held by the Gagnon Family Limited Partnership (the “Partnership”) of which Mr. Gagnon is a partner and over which he has shared voting power and shared dispositive power; (vii) 91,868 shares held by the Gagnon Grandchildren Trust (the “Trust”) over which Mr. Gagnon has shared dispositive power but no voting power; (viii) 967,710 shares held by four hedge funds (collectively, the “Funds”), of which Mr. Gagnon is either the principal executive officer of the manager or the managing member of a member of the general partner or the managing member and over which he has sole dispositive power and sole voting power; (ix) 7,790 shares held by the Gagnon Securities LLC Profit Sharing Plan and Trust (the “Plan”) of which Mr. Gagnon is a Trustee and over which Mr. Gagnon has sole dispositive power and sole voting power; (x) 5,610 shares held by the Plan over which Mr. Gagnon has sole voting power and shared dispositive power; and (xi) 1,022,279 shares held for certain customers of Gagnon Securities LLC, of which Mr. Gagnon is the managing member and the principal owner and over which he has shared dispositive but no voting power. Also includes warrants to purchase 219,184 shares of common stock issued in 2006 and 439,883 shares of common stock issuable upon conversion of convertible notes issued December 31, 2007.
5.	Reported by the investor on Schedule 13G filed with the SEC on February 14, 2008.
6.	Consists of (a) 66,668 shares issuable upon exercise of presently-exercisable options and (b) 31,143 shares of common stock, including 3,871 shares of unvested restricted common stock.
7.

Consists of (a) 83,335 shares issuable upon exercise of presently-exercisable options, (b) 3,871 shares of unvested restricted common stock held by ZF Partners, LP, of which Mr. Fingerhood is a co-founder and manager, (c) 4,884,471 shares held by ZF Partners, LP, and (d) warrants to purchase 269,776 shares of common stock, held by ZF Partners, LP, after exclusion of unexercisable warrants, See Note 3.
8.	Consists of (a) 204,168 shares issuable upon exercise of presently-exercisable options and (b) 52,036 shares of common stock, including 3,871 shares of unvested restricted common stock.
9.	Consists of (a) 83,335 shares issuable upon exercise of presently-exercisable options and (b) 69,715 shares of common stock, including 3,871 shares of unvested restricted common stock. Mr. Mitchell disclaims beneficial ownership of the shares held by Ramius LLC (see Note 1), in which he is a Partner.
10.	Consists of (a) 179,168 shares issuable upon exercise of presently-exercisable options and (b) 65,120 shares of common stock, including 3,871 shares of unvested restricted common stock.
11.	Consists of (a) 677,087 shares issuable upon exercise of presently-exercisable options and (b) 45,572 shares of common stock, including 2,000 shares of common stock held by Mr. Rade’s spouse.
12.	Consists of (a) 208,333 shares issuable upon exercise of presently-exercisable options and (b) 21,700 shares of common stock.
13.	Consists of (a) 280,031 shares issuable upon exercise of presently-exercisable options and (b) 67,500 shares of common stock, including 40,000 shares of unvested restricted common stock.
14.	Consists of (a) 286,430 shares issuable upon exercise of presently-exercisable options and (b) 40,000 shares of common stock, including 20,000 shares of unvested restricted common stock.
15.	Consists entirely of shares issuable upon exercise of presently-exercisable options.
16.	Consists of (a) 2,568,010 shares issuable upon exercise of presently-exercisable options, (b) 269,776 shares issuable upon exercise of warrants, after exclusion of unexercisable warrants, and (c) 5,209,399 shares of common stock, including 79,355 shares of unvested restricted common stock.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives.    The compensation committee seeks to hire and motivate high-performing executives and reward corporate performance that benefits all stockholders. When I-many achieves its performance objectives, we aim to reward our executives with compensation above the industry average; when I-many misses its objectives, we expect our executives to receive compensation below the industry average. In pursuing this objective, we establish executive compensation policies that reward current corporate performance while also taking into account such factors as the potential for future performance gains, whether stockholder value has been or will be enhanced, and competitive market conditions. Our compensation committee evaluates these factors for each executive on an annual basis, including consideration of the contribution made by each executive officer over the prior fiscal year.

The compensation package for each of our executive officers includes a combination of an annual salary; a bonus plan with performance criteria that are, to the largest extent possible, quantifiable and non-discretionary; depending on the package of stock options already held by the employee, possibly an additional stock option or restricted stock grant; and standard benefits available to all full-time employees. Beginning in 2006, our compensation committee began the practice of awarding stock options to senior executives with vesting tied, at least in part, to the achievement of specific corporate performance goals, such as revenue targets, average stock price, and other milestones not necessarily related to the executive’s time of service. In the case of four current executive officers, we have also granted shares of restricted stock during the past two years, and in the future we may use restricted stock more often as an alternative or supplement to stock options. We believe that our executive compensation provides an overall level of compensation that is competitive with companies in our industry of comparable size and complexity.

Base Salary.    In determining base salaries, we take into consideration competitive market conditions in the employee’s relevant market, each individual’s role and responsibilities in the organization, and, for employees with a performance record at I-many, an evaluation of the employee’s performance in prior years. Base salary is the only component of our executive compensation that does not vary depending on corporate or individual performance metrics. For 2007, base salaries for our executive officers who were employed before 2007 were and are determined primarily based on the compensation committee’s assessment of market compensation rates for the position, the executive’s base salary for the prior year, and the compensation committee’s subjective assessment of the executive’s contributions and expected future contributions to I-many. Base salaries for our executive officers who joined I-many in 2007 were determined in arms-length negotiations and based on the compensation committee’s assessment of market compensation rates for the position and its subjective assessment of the executive’s expected contributions to I-many.

Bonus.    Non-equity incentive plan awards are determined by written bonus plans approved for each executive by the compensation committee during the first quarter of the year. We seek to set bonus formulae so that total salary and bonus compensation to our officers is above the median for cash compensation paid by comparable companies if our performance objectives are met, but below that of comparable companies if performance objectives are not met. The ranges of bonus opportunities reflect the individual’s specific responsibilities, experience and overall performance as well as performance of I-many during the year.

For 2008, as in 2007, we are using target-based bonus plans that reward executives to the extent quantified performance objectives are met. These objectives, set forth in individual bonus plans, are tied to five strategic corporate goals, weighted differently for each executive depending on his particular role, and to individual performance goals. For 2008, the five common strategic corporate goals are quarterly and annual measurements of:

(1)	Revenue recognized according to generally accepted accounting principles, or GAAP,

(2)	Gross revenue bookings, which is the gross value of license agreements signed in a period,

(3)	Recurring revenue from subscriptions, hosting services, and maintenance and support services,

(4)	Repeat revenue, which is our revenue from professional services, and

(5)	Cash profit, which is our profit according to GAAP minus non-cash expenses such as equity compensation charges and depreciation.

Each executive will receive about 42% of his 2008 bonus (assuming 100% attainment of targets) as an annual payment at year-end, based on his individualized combination of these objective performance criteria. In addition, each executive will receive a non-refundable, quarterly advance against his annual cash bonus based on cumulative progress toward annual targets. If a quarterly target is missed and made up on a cumulative basis in a future period during the year, any previously missed advances will be paid. Annual bonuses (but not the quarterly advances) will be subject to downward adjustment for underperformance and upward adjustment for performance that exceeds targets, and are payable only if the executive remains employed by the Company through the date the award is approved by the compensation committee and included in payroll, generally in early February of the following year. Performance of less than a minimum percentage of a target, generally 80% to 95%, results in no bonus payment for that component.

Finally, each executive is eligible to receive a semi-annual cash bonus based on satisfaction of individual performance criteria measured over six-month periods. The compensation committee will determine whether the Chief Executive Officer has achieved the pre-defined goals for the semi-annual, individual performance component of his bonus. Our Chief Executive Officer will determine whether each other executive has achieved the pre-defined goals for the semi-annual, individual performance component of his bonus. These goals vary for each executive and are, to the greatest extent possible, quantifiable.

The 2008 bonuses for John A. Rade, our Chief Executive Officer; Kevin M. Harris, our Chief Financial Officer, and our three other most highly compensated executive officers who were serving on December 31, 2007 (to whom we refer in the proxy statement as our “named executive officers”) will be determined as follows:

Executive	Target Bonus for Attaining 100% of Company and Individual Goals ($)	Percentage of Total
		Individual Goals	GAAP Revenue	Gross Revenue Bookings	Recurring Revenue	Repeat Revenue	Cash Profit
John A. Rade,	$300,000	20%	20%	30%	5%	5%	20%
Chief Executive Officer

David L. Blumberg,	$210,000	20%	15%	25%	10%	20%	10%
Executive Vice President, Fulfillment

Kevin M. Harris,	$105,000	20%	20%	25%	10%	5%	20%
Chief Financial Officer

A. Todd Shytle,	$215,000	10%	10%	65%	5%	5%	5%
Senior Vice President, Sales

Michael T. Zuckerman,	$100,000	20%	15%	40%	5%	5%	15%
Senior Vice President, Marketing

In 2007, we exceeded our internal GAAP revenue and recurring revenue targets for executive bonuses but fell approximately 5% short of both our gross revenue bookings target and cash target (which was tied to cash balances, not cash profit, in 2007) and fell approximately 16% short of our repeat revenue target. As a result, our executive officers received non-equity incentive compensation ranging from 87% to 100% of their target payments for 2007.

Stock Options and Restricted Stock.    Stock options are a material element of the compensation packages of our executive officers and, to a lesser extent, other employees. The timing and size of new grants depends upon a number of factors, including the executives’ or employees’ current stock and option holdings and such other factors as the compensation committee, generally in consultation with the Chief Executive Officer, deems relevant. These grants reflect the individual’s specific responsibilities, experience and overall performance as well as the performance of I-many during the year. We seek to set option grants that will meaningfully align the executive’s financial interests with the stockholders’ interest in an increasing market price for our common stock.

In 2007, the compensation committee granted a significant equity-based award to Mr. Zuckerman after arms-length negotiations between him and the Company in connection with his initial employment. It is not expected that he, or any other current executive, will receive similar awards in future periods. Moreover, a significant portion of the stock options granted to Mr. Zuckerman will vest on the earlier of five years or the attainment of certain company operational milestones, which the compensation committee believes will further strengthen the connections between stockholder return and executive compensation. The compensation committee intends to grant future stock options and restricted stock awards to executives that include performance-based vesting.

CEO Compensation.    The compensation committee paid Mr. Rade a base salary of $300,000 in 2007 and will pay him an annual base salary of $300,000 in 2008. For 2007, Mr. Rade earned bonus compensation of $276,960 under his written bonus plan, including $60,000 for 100% attainment of his individual performance objectives. This represents 92% attainment of his total target bonus based on Company and individual objectives. In addition, the compensation committee awarded Mr. Rade a discretionary bonus of $20,000 in recognition of his contributions to corporate development and strategy initiatives. His 2008 bonus plan provides an annual target bonus of $300,000 (subject to upward adjustment for overachievement) if I-many attains the performance goals and he attains the individual performance goals described above under “Bonus.”

Mr. Rade holds stock options to purchase a total 1,537,500 shares (1,450,000 awarded in connection with his services as chief executive officer), or approximately 3% of our outstanding shares of common stock. These stock options were awarded to Mr. Rade in 2005, 2006 and early 2007. The compensation committee believes this equity coverage is comparable to that granted to chief executive officers of similarly-situated public technology companies. In making these awards, our compensation committee sought to align Mr. Rade’s incentives even more closely with stockholder interests by requiring that half of the stock options he received for executive service will vest only upon the earlier of five years or the attainment of certain stock price targets (425,000 shares) and company operational milestones (300,000 shares). The stock price targets for 425,000 option shares range from $3.00 per share to $9.00 per share, as set forth in the tables below. This range of stock price targets, if attained, would represent appreciation of the value of our common stock, measured from the applicable option grant dates, of between 57% and 481%, a substantial return to our shareholders. A portion of these options vested in 2007, after the arithmetic average of the daily volume-weighted average price of our common stock over 20 consecutive trading days exceeded $3.00 per share. The operational targets for 300,000 option shares, if attained, would represent substantial improvement in company performance, including financial performance, and are designed to improve our stock price. A portion of these stock options vested in 2007, based on attainment of specified objectives. The compensation committee believes that subjecting such a large portion of Mr. Rade’s equity-based compensation to ambitious operational and stock price goals, rather than solely time served in office, aggressively aligns the Chief Executive Officer’s compensation with the interests of stockholders.

The compensation committee has applied this philosophy of pay-for-performance to other executive equity awards in 2006, 2007 and 2008 and intends to do the same for future equity awards for all our executives.

Due to limitations in our stock incentive plans regarding the number of option shares that can be granted to an individual in a single calendar year, Mr. Rade received awards for an aggregate of 1,099,572 stock option shares and shares of restricted stock in 2006. In January 2007, Mr. Rade received additional stock options to purchase 409,000 shares, all with vesting tied to company performance metrics. Accordingly, half of the 1,450,000 stock options granted to Mr. Rade for his services as an executive will vest based on company performance metrics as follows:

Grant Date	Shares	Exercise Price	Performance Vesting Conditions
2/14/2006	125,000	$1.55	As long as Mr. Rade serves as a director of I-many, vesting will occur only if the target stock price (defined below) equals or exceeds:

				Accelerated vesting:	Stock price appreciation from grant date:
			$3.00	31,250 shares	94% (now vested)
			$5.00	31,250 shares	223%
			$7.00	31,250 shares	352%
			$9.00	31,250 shares	481%

			In all cases, the “target stock price” will be determined based upon the arithmetic average of the daily volume-weighted average price, or VWAP, of our common stock over the prior consecutive 20 trading days.

9/1/2006	191,000	$1.91	The option will vest in full August 16, 2011. Furthermore, as long as Mr. Rade serves as either Chief Executive Officer or a director of I-many, vesting will accelerate as follows:

			If the target stock price equals or exceeds:

				Accelerated vesting:	Stock price appreciation from grant date:
			$3.00	47,750 shares	57% (now vested)
			$4.50	47,750 shares	136%
			$6.00	47,750 shares	214%
			$7.50	47,750 shares	293%

1/2/2007	109,000	$1.65	The option will vest in full August 16, 2011. Furthermore, as long as Mr. Rade serves as either Chief Executive Officer or a director of I-many, vesting will accelerate as follows:

			If the target stock price equals or exceeds:

				Accelerated vesting:	Stock price appreciation from grant date:
			$3.00	27,250 shares	82% (now vested)
			$4.50	27,250 shares	173%
			$6.00	27,250 shares	264%
			$7.50	27,250 shares	355%

1/15/2007	300,000	$1.74	The option will vest in full August 16, 2011. Furthermore, as long as Mr. Rade serves as either Chief Executive Officer or a director of I-many, vesting will accelerate, in 50,000-share increments, upon the achievement of any of six specified operational milestones. These operational milestones were established by the compensation committee to achieve a substantial increase in our value and share price, and therefore to correlate in rough terms with the established share price targets. One-third of these shares vested in 2007.

Stock Option Grant Timing Policies.    Our policy is to grant employee stock options only on the first and fifteenth day of each month (or the next succeeding business day), using the closing market price of our common stock on the grant date as the option’s exercise price. The board of directors may waive this policy under specific circumstances. There were no waivers of this policy in 2007.

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its other officers whose compensation is required to be disclosed to our stockholders under the Exchange Act by reason of being among our four most highly compensated officers. Compensation above $1,000,000 may be deducted if it is “performance-based compensation” within the meaning of the Code. We do not believe that the Section 162(m) limitation will have a significant impact on I-many in the near term. Nevertheless, the compensation committee reserves the right to grant compensation above the limits of Section 162(m) if it determines that doing so would be in the best interests of the stockholders.

Summary Executive Compensation

The following table sets forth the total compensation paid by us for services rendered by our named executive officers.

SUMMARY COMPENSATION TABLE

Name And Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
John A. Rade	2007	$300,000		$20,000	—	$551,303	$276,960	(3)	$40,136	(4)	$1,188,399
President and Chief Executive Officer	2006	$238,836	(5)	$101,250	$98,500	$141,511	—		$18,369	(6)	$598,466	(7)

Kevin M. Harris	2007	$190,000		$20,000	$33,129	$31,179	$95,000	(3)	$9,342	(8)	$378,650
Chief Financial Officer (Principal Financial Officer)	2006	$189,423		—	$36,163	$15,226	$59,132	(9)	$8,096	(8)	$308,040

David L. Blumberg	2007	$200,000		$26,990	$26,318	$92,597	$173,010	(3)	$3,461	(10)	$522,376
Executive Vice President, Fulfillment	2006	$119,230	(5)	—	—	$68,168	$78,430	(9)	$3,346	(10)	$269,174

A. Todd Shytle	2007	$185,000		$11,938	$37,713	$25,254	$173,062	(3)	$7,134	(8)	$440,101
Senior Vice President, Sales	2006	$177,923		—	$7,499	$26,889	$120,540	(9)	$6,164	(8)	$339,015

Michael T. Zuckerman	2007	$164,615	(5)	—	—	$162,827	$86,310	(3)	—		$413,752
Senior Vice President, Marketing

(1)	Amounts reported in this column include only awards that were either discretionary or guaranteed, not determined by pre-set performance metrics. Cash bonus awards calculated according to individual performance bonus plans, based on performance metrics, are reported in the “Non-Equity Incentive Plan Compensation” column.
(2)	In accordance with SEC rules, stock options are valued using the Black-Scholes method, regardless of vesting provisions, and both stock option and restricted stock awards are allocated to reporting periods as required by our expense recognition policies and FAS 123R. These amounts do not necessarily represent taxable income to the named executive officer, cash available to them, or even that the restricted stock or underlying stock options are or were vested in the reporting period. For a discussion of the assumptions used to calculate the valuation of restricted stock and stock options, see Notes 1(r), 5(d) and 5(e) in the Notes to Consolidated Financial Statements contained in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2007.
(3)	Consists entirely of bonus payments under the executive’s 2007 individual bonus plan.
(4)	Consists of $24,551 in travel-related expenses for the executive’s spouse and $7,690 in related tax gross-up payments, $4,520 for supplemental life insurance premiums, and $3,375 in company contributions to 401(k) plan. When Mr. Rade agreed to become our CEO in 2006, he ended his retirement to assume an active role that required frequent travel across the country and abroad. Before accepting the CEO position, he asked that his spouse be permitted to travel with him at the Company’s expense, and the compensation committee agreed to this condition.
(5)	Reflects earnings during partial first year of employment.
(6)	Consists of $12,297 in travel-related expenses for the executive’s spouse, $4,520 for supplemental life insurance premiums, and $1,552 in company contributions to 401(k) plan.
(7)	Excludes $43,937 in total compensation for Mr. Rade’s services as director before his election as Acting Chief Executive Officer in 2006.
(8)	Consists of car allowance and company contributions to 401(k) plan.
(9)	Consists entirely of bonus payments under the executive’s 2006 individual bonus plan.
(10)	Consists of car allowance.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards in 2007, including (1) commitments made under written individual bonus plans, (2) stock options and (3) restricted stock granted during the fiscal year ended December 31, 2007 to each of the named executive officers. All stock options expire on the earlier of ten years from the date of grant or three months after termination of employment.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock And Option Awards ($)
		Threshold ($)(1)	Target ($)	Maximum (#)(2)	Threshold (#)	Target (#)	Maximum (#)
John A. Rade	1/2/07	—	—	—	—	109,000	—	—		—	$1.65	$116,520
	1/15/07	—	—	—	—	300,000	—	—		—	$1.74	$337,830
	2/8/07	$171,000	$300,000	$365,250	—	—	—	—		—	—	—
Kevin M. Harris	2/8/07	$54,150	$105,000	$114,475	—	—	—	7,500	(3)	—	—	$13,500
David Blumberg	2/8/07	$103,500	$210,000	$239,999	—	—	—	20,000	(3)	—	—	$36,000
A. Todd Shytle	2/8/07	$95,738	$215,000	$241,888	—	—	—	—		—	—	—
Michael T. Zuckerman	3/1/07	$44,660	$100,000	$105,933	—	100,000	—	—		250,000	$1.85	$397,388

(1)	“Threshold” performance assumes that the executive attained minimum individual performance objectives and I-many attained the lowest level of operational performance for every component for which a bonus was payable. The bonus payment could be less than the amount shown in the “threshold” column if, for example, one or more components of the bonus were achieved but other components were not achieved. For a discussion of these separate bonus components, see “Compensation Discussion and Analysis—Bonus.”
(2)	There was no stated “maximum” to the potential bonus. For purposes of this table, the “maximum” bonus was payable upon the achievement of 110% of our annual company performance targets and 100% of individual performance targets.
(3)	Executive is required to pay the par value per share ($0.0001) of restricted stock.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following information may be useful in understanding the data regarding 2007 compensation and awards contained in the foregoing compensation tables.

Messrs. Rade and Zuckerman received stock options in 2007 that will vest, in substantial part, upon the attainment of certain company performance criteria. These performance-based options are listed in the table above under the caption, “Estimated Future Payouts under Equity Incentive Plan Awards.”

The relatively large equity-based awards granted to Messrs. Rade and Zuckerman were determined in arms-length negotiations between each executive and the compensation committee in connection with Mr. Zuckerman’s initial employment and Mr. Rade’s appointment as permanent Chief Executive Officer. It is not expected that these executives, or any current executive, will receive similar awards in future periods.

The compensation committee intended in 2006 to provide Mr. Rade with stock options to purchase a total of approximately 1,500,000 shares, or approximately 3% of our outstanding shares of common stock. Due to restrictions in our equity compensation plans on the number of option shares that may be awarded to an individual in a calendar year, a portion of the grant intended in 2006 was deferred until 2007. Accordingly, in January 2007, Mr. Rade received stock options to purchase 409,000 shares, all with vesting tied to company performance metrics. See “Compensation Discussion and Analysis” for further information about these awards.

For a description of the 2008 bonus plans for named executive officers, see “Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the number of unexercised stock options and restricted stock held by the named executive officers as of December 31, 2007. For Mr. Rade, these amounts include awards received for services as both a named executive officer and previously as a non-employee director. The market value of unvested stock awards is based on a per share market value of $3.10, the closing price of our common stock on December 31, 2007, as reported by the NASDAQ Global Market.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested ($)		Market Value of Shares of Stock That Have Not Vested ($)
Name	Exercisable	Unexercisable
John A. Rade	41,667	20,833	(1)	$1.70	7/5/2015	—		—
	16,667	8,333	(2)	$1.48	10/31/2015	—		—
	31,250	93,750	(3)	$1.55	2/17/2016	—		—
	31,250	93,750	(4)	$1.55	2/17/2016	—		—
	250,005	349,995	(5)	$1.91	9/1/2016	—		—
	47,750	143,250	(6)	$1.91	9/1/2016	—		—
	27,250	81,750	(7)	$1.65	1/2/2017	—		—
	100,000	200,000	(8)	$1.74	1/15/2017	—		—

Kevin M. Harris	—	—		—	—	60,000	(9)	$186,000
	—	—		—	—	7,500	(10)	$23,250
	50,000	—		$1.37	6/18/2013	—		—
	200,031	—		$0.22	12/10/2013	—		—
	22,500	37,500	(11)	$2.00	8/4/2016	—		—

David L. Blumberg						20,000	(10)	$62,000
	62,500	187,500	(12)	$2.05	5/15/2016	—		—
	—	250,000	(13)	$2.05	5/15/2016	—		—

A. Todd Shytle	—	—		—	—	20,000	(14)	$62,000
	31,250	—		$15.16	1/27/2009	—		—
	40,000	—		$14.00	1/22/2011	—		—
	28,500	—		$1.96	9/27/2011	—		—
	12,000	—		$8.89	1/7/2012	—		—
	20,000	—		$1.10	10/10/2012	—		—
	45,000	—		$1.49	1/2/2013	—		—
	29,430	—		$0.27	12/22/2013	—		—
	22,500	7,500	(15)	$0.99	7/22/2014	—		—
	7,500	2,500	(16)	$1.55	1/3/2015	—		—
	25,000	25,000	(17)	$1.65	5/2/2015	—		—
	250	250	(18)	$1.70	7/1/2015	—		—
	9,375	15,625	(19)	$2.00	8/4/2016	—		—

Michael T. Zuckerman	—	250,000	(20)	$1.85	3/1/2017	—		—
	50,000	50,000	(21)	$1.85	3/1/2017	—		—

(1)	Remaining unvested stock option shares will vest on July 5, 2008.
(2)	Remaining unvested stock option shares will vest October 31, 2008.

(3)	Remaining unvested stock option shares vested or will vest in equal parts on February 16, 2008, February 16, 2009 and February 16, 2010.
(4)	Remaining unvested stock option shares will vest only on attainment of company operational milestones. See “Compensation Discussion and Analysis—CEO Compensation.”
(5)	Remaining unvested stock option shares vested or will vest in equal parts on February 16, 2008 and quarterly thereafter until August 16, 2009.
(6)	Remaining unvested stock option shares will vest on September 4, 2011, subject to acceleration for attainment of company operational milestones.
(7)	Remaining unvested stock option shares will vest on January 2, 2012, subject to acceleration for attainment of company operational milestones.
(8)	Remaining unvested stock option shares will vest on January 15, 2012, subject to acceleration for attainment of company operational milestones.
(9)	Restricted stock vested 25% on January 26, 2007. Remaining shares vested or will vest in equal parts on January 26, 2008, January 26, 2009 and January 26, 2010.
(10)	Restricted stock vested on January 1, 2008.
(11)	Stock option shares vested 25% on August 4, 2007, and the remainder vested or will vest in quarterly increments of 6.25% over the subsequent three years.
(12)	Stock option shares vested 25% on May 15, 2007, and the remainder vested or will vest in quarterly increments of 6.25% over the subsequent three years.
(13)	Remaining unvested stock option shares will vest on May 15, 2011, subject to acceleration for attainment of company operational milestones.
(14)	Remaining unvested restricted stock will vest on October 1, 2009.
(15)	Remaining unvested stock option shares will vest on July 22, 2008.
(16)	Remaining unvested stock option shares vested or will vest in equal parts on January 3, 2008 and January 3, 2009.
(17)	Remaining unvested stock option shares will vest in equal parts on May 2, 2008 and May 2, 2009.
(18)	Remaining unvested stock option shares will vest in equal parts on July 1, 2008 and July 1, 2009.
(19)	Stock option shares vested 25% on August 4, 2007, and the remainder vested or will vest in quarterly increments of 6.25% over the subsequent three years.
(20)	Stock option shares vested 25% on March 1, 2008, and the remainder will vest in quarterly increments of 6.25% over the subsequent three years.
(21)	Remaining unvested stock option shares will vest on March 1, 2012, subject to acceleration for attainment of company operational milestones.

Option Exercises and Stock Vested

The following table provides information concerning the exercise of options to purchase common stock and the vesting of restricted stock held by our named executive officers during fiscal 2007.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John A. Rade	—	—	—	—
Kevin M. Harris	52,035	$120,708	20,000	$34,200
David Blumberg	—	—	—	—
A. Todd Shytle	—	—	20,000	$57,600
Michael T. Zuckerman	—	—	—	—

Potential Payments Upon Termination or Change in Control

Other than as noted below, each of our named executive officers has entered into an agreement with us which provides severance benefits equal to (a) six months of his base salary and certain medical benefits if his employment is terminated by us or if he resigns after the conditions of his employment are materially reduced, other than for cause, and (b) twelve months of his base salary and certain medical benefits if his employment is terminated by us or if he resigns after the conditions of his employment are materially reduced, other than for cause, within a year of a change in control of I-many. The medical benefits provided during the severance period are limited to cash reimbursement of the excess cost for the executive to purchase health insurance from us under the Consolidated Omnibus Budget Reconciliation Act of 1985, referred to as COBRA, above the cost the executive would pay for such insurance as an employee. These salary and medical benefits would be paid over time in our normal payroll cycle. In addition, upon a change in control of I-many, 100% of the executive’s then unvested stock options and, if applicable, restricted stock will vest. The salary, medical and equity-acceleration benefits, which are subject in each case to the executive’s signing a release of all legal claims against us, are collectively referred to as the “core severance benefits.”

John A. Rade.    Pursuant to an employment agreement entered into with Mr. Rade in January 2007, Mr. Rade is entitled to written notification 90 days in advance of any termination of his employment by us, other than for cause, in addition to the core severance benefits under the conditions described above for all named executive officers. Provided that Mr. Rade remains on our board of directors after termination of his services as Chief Executive Officer, his stock options (1) granted before February 15, 2006 for his services as a non-employee Director (currently 87,500 shares), (2) granted February 17, 2006 (currently 250,000 shares), and (3) granted on September 1, 2006, January 2, 2007 and January 15, 2007 with vesting terms tied to company performance (currently 600,000 shares) would continue to vest during his remaining services as a director. Vesting of the remaining option shares granted on September 1, 2006 (600,000 shares) would discontinue when Mr. Rade’s service as Chief Executive Officer ends.

Kevin M. Harris.    In June 2003, we entered into an employment agreement with Mr. Harris, which was amended in January 2006. Under this agreement, instead of core severance benefits, Mr. Harris is entitled to severance pay equal to twelve months of his base salary (without medical benefits) if his employment is terminated or if he resigns after the conditions of his employment are materially reduced, other than for cause. Upon a change of control of I-many or the involuntary termination of Mr. Harris’s employment without cause, 100% of his then unvested options and restricted stock will vest.

David L. Blumberg.    In February 2007, we entered into a severance agreement with Mr. Blumberg, under which he is entitled to the core severance benefits under the conditions described above for all named executive officers.

A. Todd Shytle.    In December 2006, we entered into a severance agreement with Mr. Shytle, under which he is entitled to the core severance benefits under the conditions described above for all named executive officers.

Michael T. Zuckerman.    In March 2007, we entered into a severance agreement with Mr. Zuckerman, under which he is entitled to the core severance benefits under the conditions described above for all named executive officers.

As required by the rules of the SEC, the following table provides an estimate of the total value of severance benefits (in excess of payments otherwise required by law, such as accrued vacation and the earned portion of an executive bonus) that would have been payable to each named executive officer if his employment had been terminated without cause on December 31, 2007:

POTENTIAL PAYMENTS UNDER SEVERANCE AGREEMENTS

Name		Salary Continuation	Medical Insurance Reimbursement	Accelerated Stock Options(1)	Accelerated Restricted Stock(2)	Total
John A. Rade	Without Change in Control	$150,000	$346	—	—	$150,346

	After Change in Control	$300,000	$692	$42,666	—	$343,358

Kevin M. Harris	Without Change in Control	$200,000	—	—	$186,000	$386,000

	After Change in Control	$200,000	—	$41,250	$209,250	$450,500

David L. Blumberg	Without Change in Control	$105,000	$7,036	—	—	$112,036

	After Change in Control	$210,000	$14,072	$459,375	$62,000	$745,447

A. Todd Shytle	Without Change in Control	$95,000	$7,036	—	—	$102,036

	After Change in Control	$190,000	$14,072	$73,488	$62,000	$339,560

Michael T. Zuckerman	Without Change in Control	$100,000	$7,150	—	—	$107,150

	After Change in Control	$200,000	$14,299	$437,500	—	$651,799

(1)	Calculated by multiplying (i) the number of option shares vesting as a result of the hypothetical termination by (ii) the difference between $3.10, the market value of our common stock on December 31, 2007, and the exercise price of the stock option (if less than $3.10).
(2)	Calculated by multiplying (i) the number of shares of restricted stock vesting as a result of the hypothetical termination by (ii) $3.10, the market value of our common stock on December 31, 2007.

Director Compensation

The following table provides summary information concerning the compensation of our directors during fiscal 2007, excluding compensation received by directors for services in executive capacities.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Total ($)
Reynolds C. Bish	$10,000	$12,000	$6,048	(2)	$28,048
Steven L. Fingerhood	$10,000	$12,000	$6,048	(3)	$28,048
Murray B. Low	$10,000	$12,000	$6,048	(4)	$28,048
Mark R. Mitchell	$10,000	$12,000	$6,048	(5)	$28,048
Karl E. Newkirk	$10,000	$12,000	$6,048	(6)	$28,048
John A. Rade (7)	—	—	—		—

(1)	In accordance with SEC rules, stock options are valued using the Black-Scholes method, regardless of vesting provisions, and allocated to reporting periods as required by our expense recognition policies and FAS 123R. These amounts do not necessarily represent taxable income to directors, cash available to them, or even that the underlying stock options are or were exercisable in the reporting period. For a discussion of the assumptions used to calculate the valuation of restricted stock and stock options, see Notes 1(r), 5(d) and 5(e) in the Notes to Consolidated Financial Statements contained in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2007.
(2)	The aggregate grant-date value of option awards granted in 2007 for services as a director was $30,272. At December 31, 2007, Mr. Bish held the following options and stock awarded to him by us: 7,272 shares of restricted common stock and stock options to purchase a total of 112,500 shares of common stock.
(3)	The aggregate grant-date value of option awards granted in 2007 for services as a director was $30,272. At December 31, 2007, Mr. Fingerhood and affiliated entities held the following options and stock awarded to him by us: 8,572 shares of unrestricted stock (granted as restricted, now vested), 7,272 shares of restricted common stock, and stock options to purchase a total of 137,500 shares of common stock.
(4)	The aggregate grant-date value of option awards granted in 2007 for services as a director was $30,272. At December 31, 2007, Mr. Low held the following options and stock awarded to him by us: 33,977 shares of unrestricted stock (granted as restricted, now vested), 7,272 shares of restricted common stock, and stock options to purchase a total of 237,500 shares of common stock.
(5)	The aggregate grant-date value of option awards granted in 2007 for services as a director was $30,272. At December 31, 2007, Mr. Mitchell held the following options and stock awarded to him by us: 8,572 shares of unrestricted stock (granted as restricted, now vested), 7,272 shares of restricted common stock, and stock options to purchase a total of 137,500 shares of common stock.
(6)	The aggregate grant-date value of option awards granted in 2007 for services as a director was $30,272. At December 31, 2007, Mr. Newkirk held the following options and stock awarded to him by us: 33,977 shares of unrestricted stock (granted as restricted, now vested), 7,272 shares of restricted common stock, and stock options to purchase a total of 212,500 shares of common stock.
(7)	Mr. Rade received no stock options or other compensation in 2007 for services as a director. At December 31, 2007, Mr. Rade held the following options and stock awarded to him by us: 8,572 shares of common stock (awarded in 2006 as restricted stock solely for his services as a director), and stock options to purchase a total of 1,537,500 shares of common stock (including 87,500 shares awarded in 2005 solely for his services as a director).

Our non-employee directors receive the following compensation in a combination of cash, stock options and restricted stock:

•	a $2,500 retainer per calendar quarter in cash;

•

a one-time grant of an option to purchase 62,500 shares of common stock, granted on the date of election to our board of directors (vesting in three equal annual installments beginning on the first anniversary of the option grant date). The exercise price of all options will be the fair market value of our common stock on the date of grant, and the term of each option may not exceed ten years;

•

an option to purchase 25,000 shares of common stock, granted on the date of each annual meeting of stockholders (vesting in three equal annual installments beginning on the first anniversary of the option grant date). The exercise price of all options will be the fair market value of our common stock on the date of grant, and the term of each option may not exceed ten years; and

•

a grant of restricted stock on each January 2 (or the next business day if January 2 is a company holiday or falls on a weekend) on which such person is a member of our board, which we may repurchase for par value if the director’s service ends before the grant vests. These shares vest if the director remains in our service through the announcement of full-year financial results for the year of grant (that is, approximately 13 months later). The number of shares granted is determined by dividing $12,000 by the closing market price of our common stock on the last trading day before the grant date.

Compensation Committee Report

The compensation committee of our board of directors has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on its review and discussion, has recommended to the board of directors that the report be included in this proxy statement.

By the Compensation Committee:

Steven L. Fingerhood

Mark R. Mitchell

Karl E. Newkirk

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are presently Messrs. Fingerhood, Mitchell and Newkirk. No member of the compensation committee was at any time during the fiscal year ended December 31, 2007 an officer or employee of I-many, nor has any member of the compensation committee had any relationship with I-many requiring disclosure under Item 404 of Regulation S-K the Exchange Act.

None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of I-many or member of our compensation committee.

Certain Relationships and Related Transactions

There were no transactions or series of similar transactions during 2007 or any currently proposed transactions to which I-many was a party, in which the amount involved exceeded $120,000 and which involved any director, director nominee, executive officer or 5% stockholder of I-many, or any member of the immediate family of any of those persons.

In March 2007, our board of directors approved a written policy for the review and approval of transactions exceeding $25,000 in value, to which I-many is a party and in which any of our executive officers, directors, director nominees, holders of more than five percent of our outstanding common stock, or their immediate family members have a material interest. We refer to these transactions as related person transactions. Any proposed related person transaction, with limited exceptions, must be reported to our General Counsel and reviewed and approved by the audit committee of our board of directors, in advance whenever practicable. If our General

Counsel determines that advance approval is not practicable, the audit committee will review and, in its discretion, may ratify the related person transaction at its next meeting. Depending on circumstances, the audit committee will consider the nature of the person’s interest in the transaction, the value of the transaction, whether the transaction is to be undertaken in the ordinary course of our business, whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party, the potential benefits to us and other factors. The audit committee may approve or ratify the related person transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of I-many. In 2007, no related person transactions came to our attention.

We have adopted a written code of business conduct and ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding any amendments to, or waivers from, our code of business conduct and ethics by posting such information on our website, located at www.imany.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of copies of reports filed by reporting persons or written representations from certain reporting persons that no Form 5 filing was required for such person, we believe that during fiscal 2007 all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The audit committee of our board of directors is currently composed of three members and acts under a written charter. The members of the audit committee are independent directors, as defined by the audit committee charter and the rules of the NASDAQ Global Market. The audit committee held five meetings and acted once by unanimous consent during 2007.

The audit committee reviewed our audited financial statements for 2007 and discussed these financial statements with management. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used by us. Our independent registered public accounting firm is responsible for performing an audit of our annual financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report on those financial statements. The audit committee is responsible for monitoring and overseeing these processes.

During 2007 and until the date of this proxy statement, the audit committee reviewed and evaluated, and discussed with management, internal accounting and financial personnel and BDO Seidman, LLP, our independent registered public accountant for 2007, the following:

•	the plan for, and the independent registered public accounting firm’s report on, our 2007 financial statements,

•	changes in our accounting practices, principles, controls or methodologies,

•	significant developments or changes in accounting rules applicable to us,

•	terms of engagement of our independent registered public accounting firm, and

•	the adequacy of our internal controls and accounting, financial and auditing personnel.

The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with our independent registered public accounting firm for 2007. SAS 61 requires our independent registered public accounting firm to discuss with the audit committee, among other things, the following:

•	significant accounting policies,

•	management judgments and accounting estimates,

•	audit adjustments,

•	the judgments about the quality of our accounting principles as applied in our financial reporting, and

•	other information in documents containing audited financial statements.

Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires independent registered public accounting firms to disclose in writing all relationships that in the independent registered public accounting firm’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the audit committee discussed with the independent registered public accounting firm its independence from us.

Based on its discussions with management and the independent registered public accounting firm, and its review of the audited financial statements and the representations and information provided by management, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

By the Audit Committee:

Reynolds C. Bish

James H. Dennedy (appointed March 21, 2008)

Murray B. Low

Audit Fees and Other Matters

Audit Fees

BDO Seidman, LLP, our independent registered public accounting firm, billed us an aggregate of (a) $611,000 in fees for professional services rendered by such firm in connection with the audit of our financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2007 and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2007, and (b) $589,000 in fees for professional services rendered by such firm in connection with the audit of our financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2006 and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2006.

Audit-Related Fees

In 2007, BDO Seidman, LLP billed us (a) $21,000 in fees in connection with the audit of our 401(k) Retirement Plan for the fiscal year ended December 31, 2007 and (b) $20,000 in fees in connection with our registration statement on Form S-3. In 2006, BDO Seidman, LLP billed us (a) $20,000 in fees in connection with the audit of our 401(k) Retirement Plan for the fiscal year ended December 31, 2006, (b) $22,500 in fees in connection with our registration statement on Form S-3, and (c) $55,000 in fees in connection with a SAS 70 audit of our hosting operation.

Tax Fees

BDO Seidman, LLP billed us an aggregate of $74,000 in fees for tax compliance, tax advice and tax planning during the fiscal year ended December 31, 2007 and $58,000 in fees for tax compliance, tax advice and tax planning during the fiscal year ended December 31, 2006.

All Other Fees

None.

Pre-Approval Policies and Procedures

Pursuant to policies approved by the audit committee, we may not engage our independent registered public accounting firm to render any service unless the service is approved in advance by the audit committee or the services fall into any of the following categories:

•

The chairman of the audit committee may pre-approve any such audit or non-audit service; provided that the chairman is required to report on such approval at the next regularly scheduled meeting of the audit committee.

•

From time to time, the audit committee may pre-approve services that are expected to be provided to us by the independent registered public accounting firm during the next 12 months. At the time such pre-approval is granted, the audit committee shall:

•

identify the particular pre-approved services in a sufficient level of detail so that management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services; and

•	establish a monetary limit with respect to each particular pre-approved service, which limit shall not be exceeded without obtaining further pre-approval under these procedures.

•

At each regularly scheduled meeting of the audit committee, management or the independent registered public accounting firm shall report to the audit committee regarding each service actually provided to us pursuant to this paragraph.

During 2007, none of the foregoing audit and audit-related services were approved by the audit committee pursuant to 17 C.F.R. 210.2-01(c)(7)(i)(C).

PROPOSAL 2

APPROVAL OF 2008 STOCK INCENTIVE PLAN

On April 15, 2008, the Board of Directors of the Company adopted, subject to stockholder approval, the 2008 Stock Incentive Plan (the “2008 Plan”). The total number of shares that may be issued pursuant to awards granted under the 2008 Plan is equal to the sum of 1,000,000 shares of Common Stock plus shares of Common Stock issued or issuable under the Company’s 2001 Stock Incentive Plan, the Company’s 2003 Stock Incentive Plan and the Company’s Non-Employee Director Plan (collectively, the “Prior Plans” and individually, a “Prior Plan”) that become available for issuance under the 2008 Plan, as described below (in each case subject to adjustment in the event of stock splits and other similar events).

The 2008 Plan is intended to replace the Prior Plans. As of March 31, 2008, there were an aggregate of 162,317 shares of Common Stock remaining available for future issuance under the Prior Plans and an aggregate of 8,321,009 shares of Common Stock subject to outstanding awards under the Prior Plans. If the stockholders approve the 2008 Plan, the total number of shares that may be issued pursuant to awards under the 2008 Plan will be equal to the sum of 1,000,000 shares of Common Stock plus up to 8,483,326 shares of Common Stock from the Prior Plans (which amount equals the sum of the shares remaining available for future issuance under the Prior Plans plus the number of shares subject to outstanding awards under the Prior Plans). If the 2008 Plan is approved, no further awards will be issued under the Prior Plans. If the 2008 Plan is not approved by stockholders, the Company will continue to issue awards under the Prior Plans subject to the present terms and conditions of those plans.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2008 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2008 Plan.

Description of the 2008 Plan

The following is a brief summary of the 2008 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

Types of Awards

The 2008 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2008 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Director Options.    The 2008 Plan provides for the automatic grant of options to members of the Board of Directors who are not employees of the Company (“Non-Employee Directors”). On the commencement of service on the Board, each Non-Employee Director will receive a non-statutory stock option to purchase 62,500 shares of a Common Stock, subject to adjustment for changes in capitalization and provided that no such grant will be made if the individual has been granted an option under a Prior Plan (such options are referred to as “Initial Options”). In addition, on the date of each annual meeting of stockholders, each Non-Employee Director who is both serving as a director immediately before and immediately after such meeting will receive a non-statutory stock option to purchase 25,000 shares of Common Stock, subject to adjustment for changes in capitalization (such options are referred to as “Annual Options”). The Board retains the specific authority to from time to time increase or decrease the number of shares subject to options granted to Non-Employee Directors under the 2008 Plan, subject to the limitations described below, and to grant other Awards in addition to or in lieu of the options described above. Options automatically granted to Non-Employee Directors will (i) have an exercise price equal to the closing price on the day of grant, (ii) vest in three equal annual installments commencing on the first anniversary of the date of grant provided that the individual is still serving on the Board as of such date, or, in the case of Annual Options, on the date that is one business day prior to the Company’s next annual meeting, (iii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board and (iv) contain such other terms and conditions as the Board determines. Notwithstanding the foregoing vesting provisions, (x) no additional vesting will take place after the Non-Employee Director ceases to serve as a director and (ii) the Board may provide for accelerated vesting in the case of the death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service.

Stock Appreciation Rights.    A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards.    Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.    Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based Awards.    Under the 2008 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future.

Performance Conditions.    The Compensation Committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award may be based on one or more of the following measures, or other measures determined by the Compensation Committee: (a) bookings, (b) revenues, including recurring and repeat revenues, (c) cash profit or (d) stock price. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant and may be different for different Awards;

(ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its present or future parent or subsidiary corporations as defined in Sections 424(e) and (f) of the Internal Revenue Code and of other business ventures in which the Company has a controlling interest are eligible to be granted Awards under the 2008 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2008 Plan may not exceed 1,500,000 shares per calendar year (provided such number of shares is available under the 2008 Plan as a result of shares of Common Stock from Prior Plans becoming available for issuance under this Plan). For purposes of this limit, the combination of an Option in tandem with SAR is treated as a single award. The maximum number of shares with respect to which awards other than options and SARs may be granted shall be 33% of the maximum number of shares available for issuance under the 2008 Plan. The maximum number of shares with respect to which Awards may be granted, in the aggregate, to directors of the Company who are not employees at the time of grant shall be 50% of the maximum number of shares available for issuance under the 2008 Plan.

Plan Benefits

As of March 31, 2008, approximately 240 persons were eligible to receive Awards under the 2008 Plan, including the Company’s seven executive officers and six non-employee directors. The granting of Awards under the 2008 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On March 31, 2008, the last reported sale price of the Company Common Stock on the NASDAQ Global Market was $2.40.

Administration

The 2008 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2008 Plan and to interpret the provisions of the 2008 Plan. Pursuant to the terms of the 2008 Plan, the Board of Directors may delegate authority under the 2008 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2008 Plan, including the granting of options to executive officers.

Subject to any applicable limitations contained in the 2008 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2008 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2008 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors or the Compensation Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board or the Committee determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

The Board of Directors or the Compensation Committee may provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2008 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2008 Plan. Substitute Awards will not count against the 2008 Plan’s overall share limit except as may be required by the Code.

Provisions for Foreign Participants

The Board of Directors or the Compensation Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2008 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2008 Plan after April 15, 2018, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2008 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. Unless stockholder approval is obtained, the Company may not reprice outstanding Options or SARs or cancel or terminate outstanding Options or SARs and issue new Awards in substitution therefor.

If Stockholders do not approve the adoption of the 2008 Plan, the 2008 Plan will not go into effect, and the Company will not grant any Awards under the 2008 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2008 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2008 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2008. BDO Seidman, LLP has served as our independent registered public accounting firm since April 2, 2004. The stockholders will be asked to ratify the appointment of BDO Seidman, LLP at the annual meeting. Although stockholder approval of the audit committee’s selection of BDO Seidman, LLP is not required by law, the board of directors believes that it is advisable to give stockholders an opportunity to ratify the selection. If the proposal is not approved by the stockholders at the annual meeting, the audit committee may reconsider its selection. Representatives of BDO Seidman, LLP are expected to be present at the annual meeting, have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

OTHER MATTERS

Our board of directors knows of no other matters which may properly be and are likely to be brought before the meeting, other than the matters discussed herein. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Annual Report to Stockholders

Our annual report to stockholders for the year ended December 31, 2007, including audited financial statements, accompanies this proxy statement. The annual report does not form any part of the material for the solicitation of proxies.

Deadline for Submission of Stockholder Proposals

We expect to hold our 2009 annual meeting in late May 2009 and to mail our proxy statement in connection therewith by April 12, 2009. Accordingly, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for our 2009 annual meeting of stockholders must be received by our Corporate Secretary at our principal offices no later than December 17, 2008. If a stockholder wishes to present a proposal at the 2009 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy, such stockholder must also give written notice to our Corporate Secretary at the address noted above. The Corporate Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2009 annual meeting; provided that, in the event that less than 70 days’ notice or prior public disclosure of the date of the 2009 annual meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The nominating and corporate governance committee will consider nominees recommended by our stockholders in the same manner. The date of our 2009 annual meeting of stockholders has not yet been established, but assuming it is held on May 29, 2009, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2009 annual meeting would need to be provided to our Corporate Secretary no earlier than February 28, 2009 and no later than March 30, 2009. If a stockholder fails to provide timely notice of a proposal to be presented at the 2009 annual meeting, the proxies designated by our board will have discretionary authority to vote on any such proposal.

Expenses of Solicitation

We will bear all costs of solicitation of proxies. In addition to solicitation by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile machine and personal interviews.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document if you write or call us at the address set forth above. If you want separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

By Order of the Board of Directors,

John A. Rade
Chairman, President and Chief Executive Officer

Edison, New Jersey

April 15, 2008

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix A

I-MANY, INC.

AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1.	Number. Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board of Directors.

2.	Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by such rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.	Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4.	Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5.	Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

6.	Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominations Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the Company’s registered public accounting firm (the “independent auditor”), in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditors

1.	Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.	Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.	Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4.	Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services (not to exceed $25,000 in aggregate) may instead be approved in accordance with applicable SEC rules.

5.	Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•

alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

Audited Financial Statements

6.	Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

7.	Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9.	Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

10.	Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

11.	Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

12.	Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

13.	Related Person Transaction Policies and Procedures. The Audit Committee shall review the Company’s policies and procedures for reviewing and approving or ratifying “related person transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K), including the Company’s Related Person Transaction Policy, and recommend any changes to the Board.

14.	Review of Related Person Transactions. The Audit Committee shall review all related person transactions for potential conflict of interest situations on an ongoing basis in accordance with the Company’s Related Person Transaction Policy, and all such transactions shall be approved or ratified by the Audit Committee.

15.	Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration

1.	Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting.

The Audit Committee shall periodically meet separately with: (i) the independent auditor and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2.	Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances (including a subcommittee consisting of a single member). Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3.	Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

4.	Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5.	Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6.	Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7.	Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Appendix B

I-MANY, INC.

2008 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2008 Stock Incentive Plan (the “Plan”) of I-many, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any

“executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

(d) Awards to Non-Employee Directors.    Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares.    Subject to adjustment under Section 10, Awards may be made under the Plan for up to the number of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(i) 1,000,000 shares of Common Stock; plus

(ii) such additional number of shares of Common Stock (up to 8,483,326 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2001 Stock Incentive Plan, the Company’s 2003 Stock Incentive Plan and the Company’s 2000 Non-employee Director Plan (collectively, the “Prior Plans” and individually, a “Prior Plan”) that remain available for grant under the Prior Plans as of March 31, 2008 and (y) the number of shares of Common Stock subject to awards granted under the Prior Plans which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting.    For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2) and 4(b)(3), (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimits listed in the first clause of this Section regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered (either by actual delivery or attestation) to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits.    Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit.    The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,500,000 per calendar year (provided such number of shares is available under this Plan as a result of shares of Common Stock from Prior Plans becoming available under this Plan based on the operation of Section 4(a)(1)(ii) above). For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS.    The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 33% of the maximum number of authorized shares set forth in Section 4(a)(1).

(3) Limit on Awards to Directors.    The maximum number of shares with respect to which Awards may be granted, in aggregate, to directors who are not employees of the Company at the time of grant shall be 50% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c) Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General.    The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options.    An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of I-many, Inc., any of I-many’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.    The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing.    Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.	Director Options

(a) Initial Grant.    Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase 62,500 shares of Common Stock (subject to adjustment under Section 10). Nothwithstanding the foregoing, no such grant shall be made to an individual under the Plan to the extent that a Nonstatutory Stock Option has been granted to such individual under a Prior Plan.

(b) Annual Grant.    On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 25,000 shares of Common

Stock (subject to adjustment under Section 10). Nothwithstanding the foregoing, no such grant shall be made under the Plan to the extent that a Nonstatutory Stock Option has been granted for such date under a Prior Plan.

(c) Terms of Director Options.    Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on the national securities exchange on which the Common Stock is then traded on the day of grant (or if the date of grant is not a trading day on such exchange, the trading day immediately prior to the date of grant) or if the Common Stock is not then traded on a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board, (ii) vest in three equal annual installments commencing on the first anniversary of the date of grant, provided that the individual is serving on the Board on each such date (or in the case of an option granted under Section 6(b), if earlier, on the date which is one business day prior to date of the Company’s next annual meeting), provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, change in control, attainment of mandatory retirement age or retirement following at least 10 years of service, (iii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(d) Committee Discretion.    The Board retains the specific authority to from time to time increase or decrease the number of shares subject to Options granted under this Section 6, subject to the limitation on the aggregate number of shares issuable to non-employee directors contained in Section 4(b)(3). The Board also retains the specific authority to issue SARs, Restricted Stock Awards or Other Stock-Based Awards in lieu of, or in addition to, some or all of the Options otherwise issuable under this Section 6, subject to the limitation on the aggregate number of shares issuable to non-employee directors contained in Section 4(b)(3).

7.	Stock Appreciation Rights

(a) General.    The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock over the exercise price established pursuant to Section 7(c). The date as of which such appreciation is determined shall be the exercise date.

(b) Grants.    SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(c) Exercise Price.    The Board shall establish the exercise price of each SAR and specify it in the applicable SAR agreement. The exercise price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs.    SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(f) Limitation on Repricing.    Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

8.	Restricted Stock; Restricted Stock Units

(a) General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends.    Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2) Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents.    To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

9.	Other Stock-Based Awards

(a) General.    Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions.    Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.    A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.    Except as provided in Sections 5(g) and 7(f) with respect to repricings or as set forth in Section 12(g), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10 hereof.

(g) Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants.    Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”), subject to the limit in Section 4(b) on shares covered by such grants. Subject to Section 11(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant.

(2) Committee.    Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) bookings, (b) revenues, including recurring and repeat revenues, (c) cash profit or (d) stock price and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments.    Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other.    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

12.	Miscellaneous

(a) No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan.    The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

(e) Provisions for Foreign Participants.    The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance with Code Section 409A.    No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

I-MANY, INC.

ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, MAY 30, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY.

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John A. Rade and Robert G. Schwartz, Jr. (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of I-many, Inc. (the “Company”) to be held on May 30, 2008, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

☒	Please mark
votes as in
this example.

1.	To elect the following persons as directors for one-year terms:

(1)	Reynolds C. Bish
(2)	James H. Dennedy
(3)	Steven L. Fingerhood
(4)	Murray B. Low
(5)	Mark R. Mitchell
(6)	Karl E. Newkirk
(7)	John A. Rade

FOR all nominees (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY ☐

NOTE: IF YOU DO NOT WISH YOUR SHARES TO BE VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR” BOX AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEES.

2.	To approve the I-many, Inc. 2008 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	To ratify the selection of BDO Seidman, LLP as the Company’s independent auditor for the current fiscal year.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Stockholder(s) sign here                                                                                                                                         Date

NOTE:	Please sign exactly as name appears hereon. When Shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.